Exhibit 10.2

Second Amendment to License Agreement

This Second Amendment to License Agreement (“Second Amendment”) is dated June 30, 2025 (“Effective Date”) and entered into by and between Cue Biopharma, Inc. (“Licensee”) and MIL 40G, LLC (“SmartLabs”).

Recitals

WHEREAS, SmartLabs and Licensee are parties to a certain License Agreement dated March 28, 2022, as amended by a First Amendment dated May 3, 2022 (together, the “License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, SmartLabs has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensee currently pays a monthly License Fee equal to $235,883.98 (“Current License Fee”; excluding monthly parking fees and equipment rental fee); which is comprised of (i) a monthly License Fee equal to $225,760.20 for use of the Licensed Premises, and (ii) a monthly License Fee equal to $10,123.78 for use of the Expanded Premises (the Expanded Premises and the Licensed Premises are referred to collectively herein as the “Premises”)

WHEREAS, the Expiration Date of the License Agreement is currently April 14, 2026;

WHEREAS, SmartLabs has agreed to reduce the current License Fee to $147,545.69 effective on the Effective Date (“New License Fee”; excluding monthly parking fees and equipment rental fee), in exchange for extending the Expiration Date until April 14, 2028;

WHEREAS, Licensee has already paid the Current License Fee to SmartLabs for the month of June

2025;

WHEREAS, SmartLabs agrees to provide a credit to Licensee equal to the difference in daily rate of the Current License Fee and the New License Fee for each day from June 16, 2025 to and including June 30, 2025, which is equal to $44,169.14 (“Credit”);

WHEREAS, SmartLabs and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Second Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

Agreement

1.
Term. The Expiration Date, which is currently defined as April 14, 2026 in Section 2(a) of the License Agreement, is hereby modified to, and now shall be defined as, April 14, 2028.

2.
License Fee. Effective on the Effective Date and notwithstanding anything in the License Agreement to the contrary, Licensee shall pay in lieu of the Current License Fee, the New License Fee for use of the Premises, which Licensee shall pay in advance on or before the first day of each and every month during the Term by electronic payment to SmartLabs. The New License Fee shall be subject to a four percent (4%) increase upon each anniversary of the Term Commencement Date.

3.
Credit. As set forth in the Recitals, SmartLabs acknowledges that Licensee has paid the Current License Fee for June 2025 and SmartLabs is therefore agreeing to provide the Credit to Licensee. The Credit shall be applied against any sums owed under the License Agreement on April 1, 2026.

4.
Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Second Amendment, and, in the event of any brokerage claims asserted against SmartLabs predicated upon prior dealings with Licensee, Licensee agrees to defend the same and indemnify SmartLabs against any such claim.

5.
Ratification. Except as amended herein, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

6.
Counterparts. This Second Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, SmartLabs and Licensee have duly executed this Second Amendment as of the date first written above.

SMARTLABS:

/s/ Brian Taylor
By: Brian Taylor
Title: CEO

LICENSEE:

/s/ Lucinda Warren
By: Lucinda Warren
Title: Chief Business Officer